EXHIBIT 10.10

REHABCARE GROUP, INC.

                SECOND AMENDED AND RESTATED 1996 LONG-TERM PERFORMANCE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

RehabCare Group, Inc., a Delaware corporation (the “Company”), and the person designated in Section 1 below (the “Optionee”) hereby agree as follows:

Section 1. Basic Terms.

Name of Optionee:
Social Security Number of Optionee:	(Please fill in)
Number of Shares Subject to Option:
Option Price/Base Price Per Share:
Grant Date of Option:
Expiration Date of Option:

Table Regarding Exercisability:

	Number	Date of First
	of Shares	Exercisability

1
2
3
4

The Optionee must be employed by the Company or in service as a director of the Company on the Date of First Exercisability set forth in the table for the applicable portion of the Option to become exercisable on that date.

Section 2. Entire Agreement. This Agreement consists of the provisions set forth on this cover page and the further provisions set forth on the following pages. The Optionee represents that he or she has read and understood such further provisions, which are binding on the parties as if set forth on this cover page.

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement in duplicate as of the Grant Date.

REHABCARE GROUP, INC.

By
	President and Chief Executive Officer	Optionee

CHECK ONE AND SIGN:

☐ Optionee’s spouse acknowledges that he or she has read this Agreement and the Plan and, by his or her signature, agrees to be bound by the terms thereof. ___________________________ (Spouse’s Signature)

☐ Optionee certifies that he or she is not legally married at the date of this Agreement.

(Optionee’s Signature)

EXHIBIT 10.10

REHABCARE GROUP, INC.

TERMS AND CONDITIONS OF

NONQUALIFIED STOCK OPTION

1.

GRANT OF OPTION. The Company hereby grants to the Optionee the right, privilege and option (the "Option") to purchase up to the maximum number of shares of Common Stock of the Company (the "Option Shares"), at a price per share (the "Exercise Price"), each as reflected on the cover page of this Agreement, in the manner and subject to the conditions provided herein.

2.

TIME OF EXERCISE OF OPTION. The Option shall become exercisable as provided on the cover page. The portion(s) of the Option designated on the cover page will become exercisable on the date(s) set forth thereon but only to the extent that the Optionee is employed by the Company or in service as a director of the Company on such date. Once exercisable, the Option shall remain exercisable until the Option terminates as provided in paragraph 3 or paragraph 4(b) herein.

3.

COVENANT NOT TO COMPETE; REMEDY FOR BREACH OF COVENANT. In consideration of the Option provided in this Agreement, if at any time (a) prior to the exercise of the Option, or (b) within the one year after the exercise of the Option or any part thereof, the Optionee within the geographical area of the United States participates, directly or indirectly, in the ownership, management, operation or control of, or is employed or retained (either as an employee or independent contractor) by any business competing with the Company in the physical medicine or rehabilitation business (including acute care hospitals, acute rehabilitation units, long-term care facilities, subacute units and outpatient programs) or any such other business as the Company may enter into or be in the process of developing after the date of this Agreement then: (i) this Option shall terminate to the extent not previously exercised, effective as of the date upon which the Optionee enters into such competing activity, unless the Option is terminated sooner by operation of another term or condition of this Option or the Plan, and (ii) the Company shall be entitled, upon written demand by the Company to the Optionee, to a payment from the Optionee in the amount computed in the manner set forth in the next sentence. The amount of such payment shall be equal to the product of (y) the number of Option Shares (including any Option Shares withheld from issuance by the Company in payment of any tax withholding required to be made by the Company with respect to income taxes of the Optionee with respect to the exercise of the Option) that were purchased during the 365 calendar days immediately preceding the date upon which the Optionee first entered into the competing activity or at any time after the Optionee first entered into the competing activity, and (z) the difference between (A) the fair market value per share of the Company Common Stock on the date or dates upon which the Optionee exercised such Option, and (B) the Exercise Price per Option Share. For purposes of this Agreement, the "fair market value" of a share of the Company Common Stock shall be the closing transaction price on the New York Stock Exchange for the designated trading date (or the last preceding trading date, if the date of determination is not a trading date) as reported in The Wall Street Journal. All such payments by the Optionee to the Company shall be made by certified or cashier's check at the principal offices of the Company or by wire transfer into an account designated by the Company and shall be due and payable by the Optionee within 10 calendar days after the receipt by the Optionee of the written demand for payment by the Company pursuant to this paragraph 3.

The Optionee shall be permitted to purchase and hold an investment, not to exceed five percent of the shares of any corporation in which shares are regularly traded on a national securities

EXHIBIT 10.10

exchange or in the over-the-counter market, without violating the noncompetition covenant referenced in this paragraph 3.

Notwithstanding the foregoing, nothing in this paragraph 3 shall apply to Optionees who are directors of the Company or to Options granted to directors of the Company.

4.

INCORPORATION OF SECOND AMENDED AND RESTATED 1996 LONG-TERM PERFORMANCE PLAN. This Agreement is entered into pursuant to the Second Amended and Restated 1996 Long-Term Performance Plan (the “Plan”), which Plan by this reference is incorporated herein and made a part hereof. The Option covered by this Agreement is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and shall be governed by the terms of the Plan relating to Nonqualified Stock Options. The material provisions applicable to this Option are as follows:

(a)

METHOD OF EXERCISE OF OPTION. This Option shall be exercisable in whole or in part, to the extent then exercisable, by written notice delivered to the Secretary of the Company stating the number of Option Shares with respect to which the Option is being exercised. Such written notice shall be accompanied by, in the discretion of the Committee: (i) a check; (ii) a certificate fully endorsed in blank for transfer representing shares of Common Stock of the Company then owned by the Optionee for at least six months having an aggregate fair market value on the date of exercise at least equal to the purchase price for all shares of Common Stock subject to such exercise; (iii) by any combination of (i) through (ii) hereof.

(b)

TERMINATION OF OPTION. This Option shall terminate in all events on the first to occur of: (i) the Expiration Date specified on the cover page, (ii) three months following the date of termination of the Optionee's employment with the Company or termination of a director’s services as a board member for any reason other than death, retirement or disability; (iii) twenty-four months after termination of the Optionee's employment with the Company or termination of a director’s services as a board member because of death, retirement or disability; provided, however, that in the event of termination of the Optionee’s employment with the Company or termination of a director’s services as a board member for any reason, this Option shall remain in effect only with respect to Option Shares as to which this Option has vested as of the date of termination of employment or termination of service as a director; provided, however, that if the Optionee dies within the twenty-four-month period following termination of employment or termination of service as a director due to disability or retirement, then the period of exercise following death shall be the remainder of such twenty-four-month period or three months, whichever is longer, and if the Optionee dies within three months after termination of employment or termination of service as a director for any other reason, then the period of exercise following death shall be three months. For purposes hereof, leaves of absence granted by the Company for military service, illness and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment.

(c)	NONTRANSFERABILITY OF OPTION. This Option is nontransferable by the Optionee except by will or by the applicable laws of descent and

EXHIBIT 10.10

distribution, or without consideration to: (i) one or more members of the Optionee's family (which, for purposes of this paragraph 4(c), includes only the Optionee's spouse, children and grandchildren); (ii) one or more trusts for the benefit of the Optionee and/or one or more members of the Optionee's family; or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Optionee and the members of the Optionee's family exceed 80% of all interests (each, a "Permitted Transferee"). This Option shall be exercisable during the Optionee's lifetime only by the Optionee or a Permitted Transferee. In the event of the Optionee's death, exercise or payment shall be made only by or to a Permitted Transferee, the executor or administrator of the estate of the deceased Optionee or the person or persons to whom the deceased Optionee's rights under the benefit shall pass by will or the applicable laws of descent and distribution, and only to the extent that the deceased Optionee or the Permitted Transferee, as the case may be, was entitled thereto at the date of death; provided, however, that no Option may be exercised after the Expiration Date specified on the cover page of this Agreement.

(d)

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), then, to the extent the Option granted hereunder remains outstanding and unexercised (including, without limitation, Option Shares for which this Option may become exercisable in the future), there shall be a corresponding adjustment as to the number of Option Shares covered under this Option and the Exercise Price per Option Share, such that the aggregate consideration payable to the Company, if any, and the value of this Option shall not be changed.